Exhibit 99.3

Filed by Cowen Group, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed under Rule 14a-12 of the Securities Act of 1934

Subject Company: Cowen Group, Inc.

Commission File No. 000-52048

FINAL TRANSCRIPT

Conference Call Transcript

**SARD - Ramius and Cowen Agree to Combine Announcement

Event Date/Time: Jun. 04. 2009 / 9:00AM ET

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CORPORATE PARTICIPANTS

Peter Cohen

Ramius LLC - Founder

Greg Malcolm

Cowen and Company - CEO

CONFERENCE CALL PARTICIPANTS

David Trone

Fox Pitt Kelton - Analyst

Lauren Smith

Keefe, Bruyette & Woods - Analyst

PRESENTATION

Operator

Good morning, everyone, and thank you for joining today to discuss the Ramius and Cowen combination. Today’s conference is being recorded. The speakers would like to direct the listeners to the forward looking statements and safe harbor provisions contained within today’s press release and on the Cowen Group Incorporated website which can be accessed at www.cowen.com.

On the call today is Mr. Peter Cohen, Founder and managing member of Ramius, and Greg Malcolm, CEO of Cowen. They will provide prepared remarks about today’s announcement, and following this there will be a Q&A session. Mr. Cohen, please go ahead, sir.

Peter Cohen  — Ramius LLC - Founder

Thank you very much. Good morning, everyone. I’m extremely pleased to be here today and speak with you about the strategic combination of Ramius and Cowen, one that will create a new financial services company with what we believe is significant potential for long term growth and profitability.

As you all know, much has been written about the historic disruptions of 2008 and early 2009 and the subsequent recognition that the financial services landscape has undergone a vast and perhaps permanent change. Both Ramius and Cowen have emerged from this period as very focused and efficient organizations, but together we have a chance to create a firm for the future. In many respects I feel like this is a little bit of back to the future.

The history of our industry has shown that at the severe locations, great opportunities are presented. Those firms that have the right vision, the right objectives, and the right resources can seize those opportunities. So what is our vision? We believe that after the emotions and the disappointments of 2008 recede and portfolios are reassessed, both institutional and private investors will have the continuing and growing need for diverse high quality investment solutions, that’s what Ramius has provided throughout its history.

In all instances, our objectives evolve from meeting the needs of our clients. We believe big market companies will need to restructure and will need financing and sound strategic advice in order to resume their growth in what is going to be a new and different kind of US economy.

We believe institutional fiduciaries will require better proprietary research trading execution in key sectors to optimize their portfolio performance. The latter capabilities have been provided by Cowen throughout its history.

Working as one firm, we believe we have exactly the right combination of resources to successfully pursue this vision. While many large over leveraged firms are being forced to downsize, not only their balance sheets, but also their future expectations, this transaction affords us the opportunity to do the opposite.

In making the decision to bring together our respective organizations, we are doing so with a shared vision and a shared conviction. As one we can help both investors in mid sized corporations go through the necessary steps of recovery from the recent turmoil and help them reposition for the future.

Although Ramius has been a private company, our management team has run public companies in the past, served on public company boards for generations, and is familiar with the discipline required and the opportunities presented by the public marketplace. We look forward to having the investment community learn more about our business from hedge funds and fund to funds to real estate and cash management as well as gaining insight on our institutional platform and the culture of our firm.

Even in these difficult times, Ramius stayed focused on investing in key people as well as new business and product opportunities. Technology and infrastructure have always been cornerstones of our strategy. All of these investments were made with the objective of meeting client needs and having an institutional platform. We know that Cowen has done so as well and believes these investments will be well rewarded.

And let me offer a few specific examples of how we can pursue our vision and accomplish our goals together. We intend to develop a fixed income business that will serve institutional and corporate clients building on Cowen’s equity platform. In addition to growing our existing and multi and single hedge fund products, Ramius’ global credit platform, both funds and separate accounts, is something new, significant and provides a very significant runway for growth.

Cowen’s financial institution, sales and trading can further be expanded into research and investment banking functions. Ramius’ existing expertise and long standing relationships in commercial real estate which are very substantial can contribute to the development of a full vertical in the REIT sector and provide the ability to explore other real estate opportunities that will be in the public marketplace.

Lastly, we are well positioned to take advantage of the growing needs of institutional investors for customized fund to funds programs and other investment strategies. Our growth opportunities are enhanced by the ongoing consolidation trend within the industry which we can pursue through the breadth of our platform and the strength of our combined balance sheet.

Looking ahead, investors will participate in a larger, more diversified business, with a more robust conservative balance sheet with enhanced future earnings potential and we strongly believe that the previous steps taken by respective firms have positioned us to successfully engage in such a transaction. The platform we are creating represents a new and unique organization with a global presence, proven internal skills, sector specific franchises and strong corporate and investor contacts.

On the other hand, we envision a culture of client driven teamwork that captures the best elements of this historical partnerships of the past, which when combined with the experienced management team and a disciplined approach, we believe the new Cowen will have the necessary tools to build a substantial share holder value over the long term.

And I want to especially ensure the Ramius Investment Management clients that while we are excited about our growth prospects as a result of this combination, we remain absolutely dedicated to meeting their investment objectives and providing client needs of the highest quality. Throughout this transaction we expect to deliver seamless business continuity. And with that, ladies and gentlemen, I’d like to turn this over to Greg Malcolm.

Greg Malcolm  — Cowen and Company - CEO

Thank you, Peter and thank you for so ably describing the vision of the future that we all share. So why did Cowen enter into this transaction with Ramius and why is it the right match? Firstly, we believe the combination creates a complimentary balance of capabilities that will enable our company to build shareholder value by adopting a growth strategy that expands on the core competencies of both organizations.

We believe the business will greatly benefit from a significant recurring and diversified revenue stream created by our combined, but operationally separate, asset management and sales and trading businesses. We believe our investment banking advisory business will also be well positioned for better equity new issue markets, continued growth in the advisory revenue, and revenue streams generated from new business areas such as fixed income.

As we feel both firms have great cultural similarities, we believe this organization will truly be a unique platform to attract and retain talent across all of our business lines. Importantly, clients of both Ramius and Cowen will enjoy continuity in their investment management, research, advisory and brokerage relationships.

We will largely be continuing our work in our respective businesses. The businesses do not have any significant overlap in either revenue generation or in professional staff. Together, though, we anticipate a greater lever of oversight, transparency and service through all of our enhanced infrastructure.

Echoing some of Peter’s comments, we have also made important decisions to make Cowen a stronger partner. In 2008 we addressed the effects of the downturn, particularly in investment banking and we’re able to maintain relatively stable revenues in sales and trading due to our recognized sector expertise in research and trade execution.

Additionally, we doubled our advisory revenues from 2006 levels. In 2008 Cowen and its partners and Cowen Healthcare Royalty Partners closed a $500 million fund to investment healthcare royalty streams. Despite the downturn, we have maintained a strong balance sheet and significantly reduced non-compensation costs.

In ‘08 we also acquired Latitude Capital Group, a boutique investment bank headquarter in Hong Kong, enhancing our activities in Asia and providing a platform for future growth of our sector focused banking strategy across the region. This capability complements Ramius’ presence in Asia. For Cowen we bring strong brand recognition as well as a 90 year history that demonstrates our ability to adapt and grow our business. This was certainly attractive to Ramius.

In taking a step back and looking at our history, this represents the continued evolution of our business. In 2006 we were spun out of Société Générale through our IPO and believe we are positioning ourselves with Ramius for growth through this transaction.

Now, for details on the transaction itself, I would suggest that you go to the investor presentation that’s on our website which was referenced earlier in this call and that will give you the details of — the specifics of the transaction.

There’s tremendous upside to this transaction and we’re ready to take full advantage of the recent and historic industry dislocations in order to secure a better future for all of our investors, employees, customers and clients. And with that, I’ll turn the call back over to Peter.

Peter Cohen  — Ramius LLC - Founder

Thanks, Greg. Now, we’d be very happy to take a few questions, ladies and gentlemen, and recognize that we’ll be going into registration, so there will be limitations as to what we can talk about and I am surrounded by the legal police, so they’re going to kick me if I start to wander off page.

QUESTION AND ANSWER

Operator

Thank you.

(Operator instructions)

We’ll take our first question from David Trone of Fox Pitt.

David Trone  — Fox Pitt Kelton - Analyst

Good morning. Any willingness or ability to talk about Newco’s projected earnings?

Unidentified Company Representative

No, we can’t really talk about projected earnings.

David Trone  — Fox Pitt Kelton - Analyst

And you talked about fixed income with Cowen’s customer base typically being higher growth segments, particularly the legacy strength and biotech, which isn’t really eligible for fixed income. How is that going to work exactly?

Greg Malcolm  — Cowen and Company - CEO

Hi, David, it’s Greg. Your point’s well taken. We think the fixed income business is very applicable to some legacy technology accounts, certainly our alternative energy business, certainly our consumer business and most appropriately we are for sure going to be building a REIT and real estate business predicated on Ramius’ extensive real estate relationships and it would obviously fit like a glove with that.

Peter Cohen  — Ramius LLC - Founder

Yes, let me just further add, our desire to build a fixed income platform is not just related to the verticals that Cowen has so successfully exploited over the years, but in the environment that we are in and going to be in for the long foreseeable future, there’s going to be a massive amount of refinancing that’s going to have to go on in this country, and while the US government is on this deficit tear, it’s going to crowd out and make it difficult for corporate issuers to easily access the capital markets.

We have a very, very skilled fixed income credit platform inside our shop and we think it lends itself very well to an expanded sales and trading capability for the combined company and we’re going to try and expend as much intellectual capital as we can on our side to sort of match up to theirs on their side to create a new vertical in the institutional sales and trading side, which we think is going to be — have a long runway of growth.

David Trone  — Fox Pitt Kelton - Analyst

And in terms of one thing that’s going to be very important to the, again, the investment community is Ramius obviously you mentioned this 7.7 billion in AUMs, what direction is that going? Is that being — I mean has that been relatively stable versus other asset managers, hedge funds, or any particular outflow problems or redemptions.

Peter Cohen  — Ramius LLC - Founder

It’s a good question. Our peak assets were higher than that, over probably about $11.5 billion before this whole meltdown started to occur, but where we are now is stable and starting to grow back again. We’re actually — we had redemptions, we had decline in asset values in the portfolios which are reflected in those aggregate numbers.

There is quite a bit of movement on the growth side of in credit where we are from the standing start raised a substantial amount of new credit assets. We launched one fund in the middle of December, and opened up a bunch of fairly substantial separate accounts for credit management. We’re on the verge of closing a second fund. We have additional separate account mandates which are coming in so we think credit will be the growth — one of the growth engines while the rest of it settles down and we’re looking at the landscape for new products and services that we’ll be able to leverage off the intellectual capital of the Cowen organization.

And I think as Greg mentioned just a second ago, real estate where we have fairly substantial amount of locked up capital for investment in the future is going to go through a traumatic period of reorganization (inaudible - background noise) that we expect to be right in the middle of. We have a very extensive equity investing platform and debt lending platform in real estate and we’re just getting into the early stages now of the complete refinancing of real estate in this country.

David Trone  — Fox Pitt Kelton - Analyst

Okay, thank you.

Greg Malcolm  — Cowen and Company - CEO

Thank you, David.

Operator

(Operator instructions)

Unidentified Company Representative

Lauren Smith, KBW

And we’ll take our next question from Lauren Smith of KBW.

Lauren Smith  — Keefe, Bruyette & Woods - Analyst

Hi, good morning.

Unidentified Company Representative

Morning, Lauren.

Lauren Smith  — Keefe, Bruyette & Woods - Analyst

I guess in the press release you said 578 combined employees I guess at the end of 1Q count at 427. Can you just give us a little bit of color of how those 150 employees break up or are distributed across the different areas of your firm?

And just wanted to make sure — I missed the — sorry the very opening comments, but and I didn’t see anything in the release, but there is no overlap so — right? So there’s — we shouldn’t expect there to be any pairing at all of headcount or any sort of merger or restructuring charges or anything of that nature?

Unidentified Company Representative

Well, all right you asked a bunch of questions, and so let me take them one at a time. Ramius’ headcount is probably fairly evenly split between portfolio management analysis and then support functions and marketing. So there’s approximately 75 people in portfolio management marketing and research and then accounting, IT, compliance, legal, operations represent the rest.

While there are really no overlaps on the professional side, there clearly are going to be benefits or synergies that we think we’ll achieve on the administrative side. We both have very good IT departments, we both have very good compliance and legal functions, operations functions, and accounting functions.

Now we do believe that we will have certain economies of scale that we’re going to be able to achieve. It’s a little bit premature to try and sort of put an exact number on that, but I think the combined headcount when we’re all done will be lower and there is the potential for restructuring charges because the opportunity is going to be available to consolidate real estate.

Cowen has relatively short leases. We have a longer term lease where we’re located, and we’re just in the process now of taking a careful review of what all of those opportunities will be. But I will make the statements that we intend to come out of this as a very, very clean balance sheet and very clean organization operationally, headcount wise and asset wise.

Lauren Smith  — Keefe, Bruyette & Woods - Analyst

Okay. And then in just in terms of your footprint internationally, just want to get a sense of what kind of potential opportunities there are to broaden the geographic footprint going forward as a combined firm.

Unidentified Company Representative

Actually, that’s a great question. We are located in New York. We’re in Tokyo. We have a small office in Hong Kong and we have an office in London and Munich. Our client base is more — first of all, our client base is predominantly family office, pension endowment, it’s an institutional client base and it’s not a lot of individual high net worth clients, except through family offices in general. Now, our mix is more heavily weighted internationally than domestically.

We have a lot of international money and it comes form every corner, really, of the world where we have assets from Japan, from Southeast Asia, from the Gulf States, some from South America, though that’s the least important, and Europe is very important in our asset mix. And so we think there are going to be opportunities to bring Cowen’s capabilities to those institutional clients who do more than just given us money to manage but are also engaged in transactions that they would find the offerings of Cowen attractive.

And Cowen’s got this wonderful new business of healthcare royalties, we would hope — we’ll expand our combined marketing capabilities so that we’ll be able to help raise assets for that and vice versa. Cowen will help marketing — some of our activities, and credit being one that I just mentioned. So we think that this will broaden our plate substantially or our footprint as a name that will extend beyond the shores of the United States substantially.

Lauren Smith  — Keefe, Bruyette & Woods - Analyst

Great, thanks so much.

Unidentified Company Representative

You bet, Lauren.

Operator

(Operator instructions)

And as it appears that we have no further questions, this does conclude today’s conference. Thank you for your participation.

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